UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 07, 2004

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1005 Hamilton Court, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5:    OTHER EVENTS

        The following information is being disclosed, through this filing on Form 8-K, in response to an inquiry to Nuance made by a company providing proxy voting services to investors.

        In Nuance’s Proxy Statement for its July 22, 2004 Annual Meeting of Stockholders, filed with the Commission on June 28, 2004, the Company disclosed, in connection with its proposal to ratify the appointment of its independent auditors, information concerned the fees it paid to its independent auditors with respect to services performed in 2003 and 2002. In that disclosure, beginning on page 12 of the Proxy Statement, the Company noted that the tax fees it paid with respect to each year ($585,063 for 2003 and $195,115 for 2002) consisted of fees for tax planning, compliance and preparation services. In response to such inquiry, the Company further notes that fees paid for tax planning in 2003 and 2002 were less than $5,000 and $10,000, respectively.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 07, 2004	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing

Karen Blasing
Vice President and Chief Financial Officer